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                                                                    Exhibit 10.5



                           ASSET MANAGEMENT AGREEMENT

                                     BETWEEN

                         STRATEGIC HOTEL CAPITAL, L.L.C.

                                    AS CLIENT

                                       AND

                                 SHC DTRS, INC.

                                   AS MANAGER



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                           ASSET MANAGEMENT AGREEMENT


                  THIS ASSET MANAGEMENT AGREEMENT (this "AGREEMENT") is made as of June __, 2004 by and between STRATEGIC HOTEL CAPITAL, L.L.C., a Delaware limited liability company (the "CLIENT"), and SHC DTRS, INC., a Delaware corporation (the "MANAGER").


                                 R E C I T A L S

                  WHEREAS, Client has no employees and wishes to retain Manager as an independent contractor to provide the Services (as defined below) to Client for seven hotel properties, in each case under the supervision and at the direction of Client;

                  WHEREAS, Manager is willing to render such Services to Client for seven hotel properties, and Client is willing to pay the Asset Management Fee (as defined below) to Manager on the terms and conditions set forth herein;

                               A G R E E M E N T S

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and Manager hereby agree as follows:

         1. DEFINITIONS

         For purposes of this Agreement, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

         (a) "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, the term "CONTROL", as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of such Person, whether through the ownership of voting securities, partnership interests or other ownership interests, by contract or otherwise. The terms "CONTROLS", "CONTROLLING" and "CONTROLLED" have correlative meanings.

         (b)  "APPROVED BUSINESS PLAN" shall have the meaning ascribed to it in
              Section 2.4.

         (c) "CLIENT" shall have the meaning ascribed to it in the preamble, and any permitted successor or assignee.

         (d)  "COMMENCEMENT DATE" shall mean the date of this Agreement.
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         (e)  "CONTROLLING SHAREHOLDER" with respect to a Person shall mean a shareholder which possesses, directly or indirectly, the power to direct or cause the direction of the management of such Person, whether through the ownership of voting securities, partnership interests or other ownership interests, by contract or otherwise.

         (f) "FUNDING" means Strategic Hotel Funding, L.L.C., a Delaware limited liability company.

         (g) "HOTEL" shall mean any of the hotel properties set forth in Exhibit A hereto (collectively, the "HOTELS"). Following a Hotel Disposition, the term "Hotels" shall be amended to exclude the Hotel that is no longer held by Client.

         (h) "HOTEL DISPOSITION" shall mean a sale, transfer or other disposition of a Hotel or any interest in a Hotel, pursuant to which direct or indirect control of the Hotel is no longer held by Client or an Affiliate thereof.

         (i) "HOTEL OPERATORS" shall mean the hotel management companies that have been engaged by Client to provide property management services to the Hotels pursuant to management agreements or leases.

         (j)  "HOTEL OPERATOR BUDGET" shall have the meaning ascribed to it in
              Section 2.4(a).

         (k) "MANAGER" shall have the meaning ascribed to it in the preamble, and any permitted successor or assignee.

         (l) "PARTY" means Client or Manager, as the context requires; "PARTIES" means Client and Manager collectively.

         (m) "PERSON" means any natural person, corporation, partnership, trust, limited liability company, unincorporated organization, government or any agency or political subdivision, or any other entity that may be treated as entity under applicable law.

         (n)  "PROPOSED BUSINESS PLAN" shall have the meaning ascribed to it in
              Section 2.4(a).

         (o) "REMAINING VALUE" shall mean the sum of the values for each of the remaining Hotels as listed in Exhibit A, and shall be calculated using the values listed in Exhibit A immediately following each Hotel Disposition.

         (p) "REIT" means Strategic Hotel Capital, Inc., a Maryland corporation.

         (q) "TERM" means the period commencing on the Commencement Date and ending on the Termination Date.

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         (r)  "TERMINATED HOTEL" means any Hotel (or portion thereof) with respect to which this Agreement has been terminated pursuant to the terms of Article 3. For the avoidance of doubt, each Terminated Hotel shall cease to be a Hotel for purposes of this Agreement.

         2. ENGAGEMENT OF MANAGER AND MANAGER'S SERVICES

         Section 2.1. Engagement of Manager. Client hereby engages and retains Manager to render to Client the Services (as defined below) with respect to the Hotels. Manager hereby accepts such engagement and agrees, during the Term and on the terms and conditions set forth herein, to render, or to make satisfactory arrangements for the provision of, such Services at Client's expense (as set forth herein). Client and Manager acknowledge that Client will retain title, ownership, and, other than as delegated hereunder, exclusive control of the Hotels (and any other assets that may be held from time to time by Client), and that Manager will not acquire title to, or control of, any interest in, or any rights whatsoever in or with respect to, the Hotels (or such other assets), or any income, receipts, proceeds, or revenues deriving from any of the foregoing.

         Section 2.2. Services. Client hereby appoints Manager to manage the day-to-day business of Client, which shall include providing the services set forth in Exhibit B and such other things as may be necessary or convenient thereto. Client and Manager acknowledge that Client has retained independent Hotel Operators to act as managers and provide customary hotel management services. Manager agrees to monitor such Hotel Operators and advise Client of the non-performance by any such Hotel Operator of any of its material obligations under the relevant management agreement. Manager agrees to cooperate with Client in enforcing the terms of the management agreements. The services contemplated by this Section 2.2 (including Exhibit B) are referred to in this Agreement as the "SERVICES". Notwithstanding anything in this Agreement to the contrary, Manager shall at all times be subject to the control of Client's Board of Managers in the performance of the Services. Subject to the terms hereof, Manager is authorized to act for Client in its own name or in the name of Client, as deemed necessary or advisable by Manager. In no case will the Manager provide services described in 856(l)(3)(A) of the Internal Revenue Code.

         From time to time after the date hereof, Client agrees to cooperate in good faith with Manager and take all appropriate action and execute any documents which may be necessary or reasonably advisable for Manager to perform the Services contemplated hereunder.

         Section 2.3. Limitation on Manager's Authority. Manager shall not take or permit to be taken any of the actions set forth in Exhibit C (each, a "SIGNIFICANT ACTION") without the prior written consent of Client (and Client shall have the exclusive right, power and authority to take all such Significant Actions). In addition to the foregoing, if an emergency exists with respect to which expenditures are in Manager's professional and reasonable determination necessary for the preservation or the safety of any of the Hotels, for the safety of the occupants of any of the Hotels, or to avoid the suspension of any necessary service to any of the Hotels or if the failure to take any such action would (in Manager's professional and reasonable determination) result in a material default pursuant to any material contract or agreement to which Client is a party or would (in Manager's professional and reasonable determination) have a material adverse effect upon the value of any Hotel, such expenditures will be made by Manager without the prior approval of Client only to the extent necessary to remedy such emergency, material default or material adverse effect. Manager shall give Client prompt written notice of any such action taken pursuant to the foregoing authorization. Client acknowledges that Manager's determination as to whether such expenditures are necessary to remedy an emergency, material default or material adverse effect will, of necessity, be a matter of judgment, which judgment shall be respected unless it was manifestly unreasonable under the circumstances.

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         Whenever this Agreement provides that consent or approval is required of or acts shall be performed by or at the discretion of Client, all such consents, approvals and acts are to be made, given, or performed only upon the prior written consent of the Board of Managers of Client, or any person designated in writing by the Board of Managers who shall be vested with the authority of Client, until such time, as any, as Manager shall receive written notice from Client designating one or more new authorized representatives of Client.

         Section 2.4. Approved Business Plans.

         (a) Prior to the commencement of Client's fiscal year (but no later than thirty (30) days following approval of all Hotel Operator Budgets, as defined below) or more frequently from time to time as Client shall reasonably request, Manager shall prepare for Client a proposed business plan covering all of the Hotels (a "PROPOSED BUSINESS PLAN") for the forthcoming fiscal year (or any other period to which such Proposed Business Plan relates) and shall submit such Proposed Business Plan to Client. Each Proposed Business Plan shall (i) incorporate all of the annual business plans and budgets prepared by the Hotel Operators for each of the Hotels and approved by Client (each such approved annual business plan and budget, a "HOTEL OPERATOR BUDGET"), and (ii) specify corporate level expenses. Client shall review the Proposed Business Plan submitted to it, and may propose such modifications as Client shall deem necessary or appropriate (other than changes to any Hotel Operator Budget). A Proposed Business Plan must be approved by Client, Manager (Manager's consent not to be unreasonably withheld), and to the extent applicable, the relevant Hotel Operators, to become effective (once approved, an "APPROVED BUSINESS PLAN"). A Proposed Business Plan shall (i) identify the expenses in respect of its implementation and (ii) include a detailed operating budget (monthly income and expense), cash flow projections and a capital expenditure plan for each of the Hotels. From time to time, if a Hotel Operator Budget is revised and such revision is approved by Client, Client may revise or request that Manager revise all or any portion of an Approved Business Plan to reflect the changes to the Hotel Operator Budget.

         (b) Client and Manager agree that the Hotel Operator Budgets for fiscal year 2004 shall be deemed approved by Client as of the date hereof and shall be incorporated into the Proposed Business Plan for fiscal year 2004. For purposes of approving the Proposed Business Plan for fiscal year 2004, Client shall have the right to approve corporate level expenses only.

         (c) Client acknowledges that with regard to any annual business plan and budget prepared by a Hotel Operator for a Hotel (each, a "Proposed Hotel Operator Budget"), Client may have rights of approval under the management agreements depending on whether the budget relates to capital expenditures or operations, and that the management agreements specify time frames during which such budget must be approved or disapproved during each fiscal year and the consequences of disapproval. Manager shall promptly submit to Client each Proposed Hotel Operator Budget that it receives and Client shall respond so as to permit Manager to make Client's views on such budgets known to the Hotel Operators within the time frames required by the management agreements. If Client fails to timely respond to Manager within the time required for Manager to make its views known to the relevant Hotel Operator, such Proposed Hotel Operator Budget as submitted by Manager to Client shall be deemed approved. Notwithstanding the foregoing, so long as Client timely responds to Manager within the time required for Manager to make its views known to the relevant Hotel Operator, as between Client and Manager, Client shall have the final decision making authority to approve or disapprove each Proposed Hotel Operator Budget. Each Proposed Hotel Operator Budget which is approved (or deemed approved) shall form a component of the Approved Business Plan.

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         (d) In the event that the Proposed Hotel Operator Budget for any Hotel is not approved by Client and therefore, Hotel Operator and Client are unable to agree to an annual business plan and budget, the Proposed Business Plan for any fiscal year submitted by Manager shall include the annual business plan and budget required under the terms of the relevant management agreement for such Hotel while Hotel Operator and Client remain in disagreement, and once the annual business plan and budget for such Hotel is approved and becomes a "Hotel Operator Budget", the Proposed Business Plan or Approved Business Plan, as the case may be, shall be revised to reflect the Hotel Operator Budget for such Hotel.

         Section 2.5. Duty of Care.

(a) In carrying out its duties and performing the Services and observing and performing its covenants and obligations under this Agreement, Manager shall at all times act honestly, in good faith, and in the best interests of Client and the Hotels, and in accordance with and subject to the provisions of this Agreement.

(b) Manager will commit sufficient resources and funds to enable it to perform all of its duties and obligations required under this Agreement in a timely, professional, and cost-efficient manner, provided, that Client shall pay the Asset Management Fee and reimburse Manager for all Reimbursable Expenses in a timely manner.

(c) Manager shall keep Client informed of all matters that are material to the interests of Client.

(d) Manager shall exercise the diligence, skill and care in performing the Services that a prudent asset manager would exercise in comparable circumstances, with a view to ensuring compliance by Client with Client's contractual obligations, including loan agreements and other financing documents.

(e) In carrying out its duties under this Agreement, Manager shall not enter into any transactions with Affiliates of Manager at the expense of Client without the prior written consent of Client.

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         Section 2.6. Books and Records.

(a) At all times during the Term, Manager shall maintain at its principal place of business, or at such other location as Client may reasonably approve, a complete and accurate set of books and records related to the Hotels, provided, however, that some of these books and records may be held by the Hotel Operators or any other advisor appointed by Client.

(b) Manager shall make the files, books, and records maintained by Manager on behalf of Client available to Client, and any lender that is providing financing to Client or Client's Affiliates and/or any other Person designated by Client, as Client may require from time to time or as an applicable loan agreement may require.

(c) The records and accounts maintained by Manager on behalf of Client shall be prepared in accordance with generally accepted accounting principles in the United States and shall accurately reflect all items of income and expense allocable to the management, servicing and disposition of the Hotels, as well as such other information that Client may reasonably require.
(d) At all times during the Term and for a further period of three (3) years following the Termination Date, Client, any lender that is providing financing to Client or Client's Affiliates, and/or any other Person designated by Client, and their duly authorized agents, representatives, or employees may, at such reasonable times as Client, such lender, or such other Person may determine, inspect, audit, and copy any of the books, records, files, reports, and other materials maintained by Manager on behalf of Client under this Agreement that relate to Client or that otherwise pertain to the Hotels or to Manager's performance under this Agreement. After the Termination Date, Manager may satisfy this obligation by providing all such files to Client.

         Section 2.7. Fidelity Bonds. Manager has obtained, and will maintain at all times during the Term, with reputable surety or insurance companies the insurance specified in Schedule 1, covering all officers, employees, or other persons having access to (or acting in any capacity with respect to) any of Client's funds, documents, or assets. Such insurance shall insure and protect Client against loss resulting from fraud, theft and dishonest and other wrongful acts as well as insure and protect Client against any actual or alleged breach of duty, neglect, error, misstatement, misleading statement or omission committed in the conduct of Manager's business. Manager shall cause to be delivered to Client a certificate of insurance that provides that should the insurance policies be cancelled prior to their expiration dates, the insurer will provide at least thirty (30) days written notice to Client. Client shall also be notified promptly in writing of all draws or claims against the insurance policies related to this Agreement.

         3. TERM AND TERMINATION

         Section 3.1. Term. The initial term of this Agreement shall commence on the Commencement Date and shall expire on the last day of the calendar month in which the fifth (5th) anniversary of the Commencement Date occurs. Thereafter, this Agreement shall automatically renew annually unless either Party gives ninety (90) days' prior written notice to the other Party electing not to extend this Agreement for a renewal term. The date upon which this Agreement actually terminates, whether by expiration of the term or pursuant to Sections 3.2, 3.3, 3.4, 3.5, or 3.6 below, is referred to as the "TERMINATION DATE".

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         Section 3.2. Termination for Manager Event of Default. If at any time during the Term any Manager Event of Default (as defined below) shall occur, Client shall have the right to terminate this Agreement. Client's termination right shall be exercisable by the delivery to Manager of a written notice specifying the event or circumstance that resulted in the occurrence of a Manager Event of Default (a "MANAGER DEFAULT NOTICE"). This Agreement shall terminate immediately with effect from the date of delivery to Manager of a Manager Default Notice. "MANAGER EVENT OF DEFAULT" means that Manager or any Controlling Shareholder of Manager (i) is the subject of a criminal indictment or an equivalent criminal proceeding before any court for a felony or for a crime involving moral turpitude or dishonesty (or an attempt of dishonesty) or for criminal activity that is punishable by imprisonment, (ii) is or becomes bankrupt or insolvent, (iii) commits gross negligence, fraud, or willful misconduct with regard to the affairs of Client, any Affiliate of Client, or any Hotel, or (iv) is in material breach or default under this Agreement.

         Section 3.3. Termination for Manager Change-in-Control. If at any time during the Term any Manager Change-in-Control (as defined below) shall occur, Client shall have the right to terminate this Agreement. Client's termination right shall be exercisable by the delivery to Manager of a written notice specifying the event or circumstance that resulted in the occurrence of a Manager Change-in-Control (a "CHANGE-IN-CONTROL NOTICE"). This Agreement shall terminate with effect thirty (30) days from the date of delivery to Manager of a Change-in-Control Notice. "MANAGER CHANGE-IN-CONTROL" means (i) a material change in the senior management of Manager, Funding, or the REIT (and/or any Person that controls Manager, Funding, or the REIT), which change, in Client's reasonable judgment, is detrimental to the provision of the Services to Client under this Agreement, (ii) any transaction or series of transactions, after the Commencement Date, in which any Person (or any two or more Persons acting in concert) acquires (or acquire), directly or indirectly, a 50% or greater interest in Manager, Funding or the REIT (and/or in any Person that controls Manager, Funding or the REIT), (iii) a merger or consolidation or series of related mergers or consolidations involving any one or more of Manager, Funding or the REIT in which such person is not the surviving entity (unless the indirect ownership and control of Manager, Funding or the REIT, as applicable, is unchanged after such merger or consolidation or series of related mergers or consolidations, provided that a merger or consolidation or series of mergers or consolidations which results in not more than a 20% change in ownership and does not otherwise result in a "Change of Control" (as such term is defined in that certain Credit Agreement dated as of June __, 2004 (the "REVOLVER"), among Funding, as the Borrower, various financial institutions, as the Lenders, and Deutsche Bank Trust Company Americas, as the Administrative Agent) will not cause a Manager Change-in-Control), or (iv) the sale, transfer, or other disposition of all or substantially all of the assets of Manager, Funding or the REIT or the liquidation or dissolution of Manager, Funding, or the REIT. For purposes of clause (iii) above, the term "Change of Control" as defined in the Revolver is incorporated by reference herein and as if fully set forth herein, and shall survive repayment or other discharge of any and all loans under the Revolver.

         Section 3.4. Discretionary Termination. At any time after the second anniversary of the Commencement Date, Client may elect, in Client's sole discretion and for any reason, to terminate this Agreement by delivering written notice to Manager (a "DISCRETIONARY TERMINATION NOTICE") specifying the date of termination of this Agreement (which date shall be not less than ninety (90) days immediately following the date of the Discretionary Termination Notice). This Agreement shall terminate on the date of termination set forth in the Discretionary Termination Notice. If Client terminates this Agreement pursuant to this Section 3.4 and the Discretionary Termination Notice is given prior to the third anniversary of the commencement date, Client shall pay to Manager on the Termination Date a one-time termination fee equal to three times the monthly Asset Management Fee in force at the time of delivery of the Discretionary Termination Notice. If Client terminates this Agreement pursuant to this Section
3.4 and the Discretionary Termination Notice is given after the third anniversary of the Commencement Date, there shall be no termination fee.

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         Section 3.5. Termination for Client Event of Default. If at any time during the Term a Client Event of Default (as defined below) shall occur, Manager shall have the right to terminate this Agreement. Manager's termination right shall be exercisable by the delivery to Client of a written notice specifying the event or circumstances that resulted in the occurrence of a Client Event of Default (a "CLIENT DEFAULT NOTICE"). This Agreement shall terminate immediately with effect from the date of delivery to Client of a Client Default Notice. "CLIENT EVENT OF DEFAULT" means that Client or any Controlling Shareholder of Client (i) is the subject of a criminal indictment or an equivalent criminal proceeding before any court or tribunal for a felony or for a crime involving moral turpitude or dishonesty (or an attempt of dishonesty) or for criminal activity that is punishable by imprisonment, (ii) is or becomes bankrupt or insolvent, or (iii) is in material breach or default under this Agreement.

         Section 3.6. Termination on Disposition.

         (a) This Agreement shall terminate automatically with respect to any Hotel upon: (i) the sale or other disposition by Client of such Hotel or portion of such Hotel, and/or (ii) expropriation by a governmental authority for at least thirty (30) days with respect to such Hotel or a material portion of such Hotel, and/or (iii) the demolition or destruction of more than 25% of such Hotel; provided, that Client shall have given Manager at least thirty (30) days prior written notice of such event. For the avoidance of doubt, in the event that this Agreement has terminated with respect to each Hotel pursuant to this
Section 3.6(a), but not with respect to Client pursuant to Section 3.6(b) below, this Agreement will remain in effect between Manager and Client, and Client will continue to be obligated to pay the Asset Management Fee determined pursuant to
Section 5(a) below.

         (b) This Agreement shall terminate automatically with respect to Client and all of the Hotels upon: (i) the sale or other disposition of all of the membership or other interests in Client and/or (ii) the sale or other disposition by Client of all of the Hotels; provided, that Client shall have given Manager at least thirty (30) days prior written notice of such event; provided, further, that no termination pursuant to this Section 3.6(b) shall be effective prior to the first anniversary of the Commencement Date.

         Section 3.7. Rights on Termination.

         (a) From and after the Termination Date and without prejudice to any remedy available under applicable law, all rights and obligations of the Parties under this Agreement shall terminate other than in respect of: (i) amounts accrued and payable but not yet paid by Client to Manager under this Agreement,
(ii) Manager's obligations pursuant to Section 2.6, (iii) breaches of Article 6 occurring prior to the Termination Date, (iv) indemnity obligations provided in
Article 7 and (v) the obligations set forth in this Section 3.7.

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         (b) Following a termination pursuant to this Agreement, Manager, as directed by Client, either will immediately deliver to Client all documents, files, books, papers, computer files and records and accounts relating to Client and the relevant Terminated Hotels or otherwise held by Manager on behalf of Client (the "RECORDS") or will hold the Records for up to three (3) years, as Client shall direct. Manager may satisfy this obligation by providing all such files to Client. For avoidance of doubt, all Records shall belong exclusively to Client.

         (c) Following a termination pursuant to this Agreement, Client and Manager will cooperate with each other to effect an efficient and smooth transition of responsibility with respect to the relevant Terminated Hotels and Client.

         (d) Within twenty (20) days following a termination pursuant to this Agreement, Manager shall account for and transmit to Client all of the funds in the accounts maintained by Manager related to the relevant Terminated Hotels or belonging to Client with respect thereto.

         (e) Following a termination of this Agreement pursuant to Section 3.6, Client shall reimburse Manager for post-closing expenses that relate to Hotel Dispositions occurring on or prior to the Termination Date and are incurred by Manager within 90 days following the Termination Date or for such longer period as the contract related to such Hotel Dispositions may otherwise require Client to act.

         4. EXPENSES; BANK ACCOUNTS. Manager shall pay, without reimbursement from Client, all salaries of officers and employees of Manager and overhead expenses, including, without limitation, rent, electricity, telephone and general office expenses incurred by Manager in the ordinary course of rendering the Services. Except as otherwise set forth herein, Client shall be solely responsible for funding all amounts required in connection with the ownership, operations, financing and holding of the Hotels, and Manager shall not be required to pledge its credit in connection with the Services rendered hereunder. Client and its subsidiaries shall bear all other reasonable and necessary out of pocket expenses ("REIMBURSABLE EXPENSES") incurred by or on behalf of Client or its subsidiaries in the conduct of the business of the Hotels as provided for herein, including, without limitation, (i) fees and expenses of legal counsel, tax counsel, tax accountants, financial consultants, engineers or other third-party advisers or consultants with respect to the Services; (ii) appraisal costs, brokerage fees and commissions, fees and expenses of custodians or depositories appointed for the safekeeping of Client's property, and all other expenses incurred in connection with financing, holding and disposing of property of Client; (iii) accounting, bookkeeping, auditing and other similar expenses (other than those services provided by Manager and its personnel); (iv) expenses of preparing, printing and distributing reports and other documents to be distributed to Client; (v) expenses relating to reporting to any governmental agency; (vi) funding working capital, capital expenditures or other funds at the Hotels; (vii) costs associated with post-closing documentation or pro rations with respect to Terminated Hotels; (viii) reasonable travel and other business related expenses of Manager related to the Services; (ix) costs to retain a transfer agent for the investors in Client and its affiliates and (x) all other similar costs and expenses; provided, however, that Manager shall obtain Client's pre-approval for any expense in excess of $25,000, provided, further, that such pre-approval may be granted by approval of the Approved Business Plan, or, to the extent not contemplated therein, by means of a separate written approval. Manager shall maintain accurate records of the foregoing expenses and shall provide evidence of such expenses to Client upon request. Manager shall pay such Reimbursable Expenses directly from the bank accounts of Client or its subsidiaries, or, if Manager shall pay such Reimbursable Expenses from its own accounts, Client shall reimburse Manager for Reimbursable Expenses within thirty (30) days of Client's receipt of Manager's written request for reimbursement. Client shall ensure that Manager is a signatory on all bank accounts as may be necessary for Manager to receive and disburse funds from the Hotels in accordance with the Approved Business Plan.

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         5. ASSET MANAGEMENT FEE

         (a) For the Services provided and to be provided by Manager pursuant to this Agreement, Client shall pay Manager an asset management fee (the "ASSET MANAGEMENT FEE") determined as follows:

               (i) until the first anniversary of the Commencement Date and thereafter until the occurrence of a Hotel Disposition (if no prior Hotel Disposition has occurred), the Asset Management Fee shall be $416,666.67 per month (totaling $5,000,000 per year);

               (ii) thereafter, and adjusted upon each subsequent Hotel
                    Disposition, the monthly Asset Management Fee shall be one-twelfth (1/12th) of the greater of (A) 50 basis points (0.50%) of the Remaining Value of the Hotels, provided that such amount shall not exceed $5,000,000 per year, and (B) $1,000,000.

         (b) The Asset Management Fee shall be payable monthly, in arrears, on the last day of each calendar month, provided that if the last day of the calendar month is not a Business Day, then the next subsequent Business Day. If this Agreement is not in effect for the entire month, the Asset Management Fee shall be adjusted to reflect the proportion of days during the month the Agreement is in effect. If one or more Hotel Dispositions occur between monthly payments of the Asset Management Fee affecting the rate of the Asset Management Fee, then the Asset Management Fee payable at the end of the calendar month shall be adjusted to reflect the proportion of days during the month each rate is in effect.

         6. REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 6.1. Representations, Warranties and Covenants of Manager. Manager (and each Affiliate of Manager that performs Services that would otherwise be provided by Manager under this Agreement) represents, warrants, and covenants (acknowledging that Client has relied on each such representation, warranty, and covenant in entering into this Agreement) as follows:

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         (a) Manager is a company duly organized, validly existing, and in good standing under the laws of Delaware and is duly qualified to carry on business under the laws applicable to it in each jurisdiction where it carries on business. No authorization, consent, approval, license or exemption under any law, rule, or regulation is required by Manager to enter into and perform its obligations under this Agreement.

         (b) The execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action by Manager.

         (c) Manager has full right, power, and authority to enter into and perform its obligations under this Agreement and has full power and authority to carry on its business as now conducted and as presently proposed to be conducted.

         (d) Manager's performance of the Services shall be in full compliance with all applicable laws.

         (e) This Agreement is a valid and legally binding obligation of Manager and is enforceable against Manager in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity), and the execution, delivery, and performance of this Agreement by Manager does not and will not violate any agreement binding on Manager or its principals.

         Section 6.2. Representations and Warranties of Client. Client represents and warrants (acknowledging that Manager has relied on each such representation and warranty in entering into this Agreement) as follows:

         (a) Client is a company duly organized, validly existing, and in good standing under the laws of Delaware and is duly qualified to carry on business under the laws applicable to it in each jurisdiction where it carries on business. No authorization, consent, approval, license, or exemption under any law, rule, or regulation is required by Client to enter into and perform its obligations under this Agreement.

         (b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary limited liability company action by Client.

         (c) Client has full right, power, and authority to enter into and perform its obligations under this Agreement and has full power and authority to carry on its business as now conducted and as presently proposed to be conducted.

         (d) This Agreement is a valid and legally binding obligation of Client and is enforceable against Client in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity), and the execution, delivery, and performance of this Agreement by Client does not and will not violate any agreement binding on Client.

         Section 6.3. Continuing Representations. Manager and Client agree that each of the provisions of this Article 6 shall be a continuing representation, warranty, and covenant of Manager and Client during the Term, and Manager and Client shall take all actions as shall from time to time be necessary to cure any breach or violation by such Person and to obtain any authorizations, consents, approvals and clearances in order that such representations, warranties and covenants by it shall be true and correct at all times during the foregoing period.

         7. INDEMNIFICATION

         Section 7.1. Indemnification by Client. Manager and its employees, agents, shareholders, officers, partners, members and Affiliates, together with their respective heirs, executors and administrators (individually, an "INDEMNITEE") shall each, to the full extent permitted by law, be indemnified and held harmless by Client from and against any and all losses, costs, damages, liabilities, expenses (including legal fees and expenses and the cost of any investigation or preparation), judgments, fines, settlements and other amounts arising from or incurred or imposed upon such Indemnitee in connection with any claims, demands, actions, suits or other proceedings (whether civil, criminal, administrative or investigative) and any appeal thereof in which such Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of such Indemnitee's position or capacity pursuant to this Agreement or which relates to Client, its property, business or affairs, or by reason of any action or omission or alleged action or omission by such Indemnitee in such position or capacity, whether or not such Indemnitee remains in the position or capacity pursuant to which such Indemnitee became entitled to indemnification under this
Section 7.1, at the time any such loss, cost, damage, liability, expense, judgment, fine, settlement or other amount is paid or incurred (including legal fees), and regardless of whether such claim, demand, action, suit or other proceeding is brought, made or threatened by a third party, by Client, or otherwise by or on behalf of Client, if such Indemnitee's action did not constitute willful or wanton misconduct, fraud or gross negligence as determined by a court of competent jurisdiction. Provided such judgment, order, settlement or its equivalent does not so hold, the termination of a proceeding by judgment, order, settlement or its equivalent, shall not, of itself, create a presumption that any Indemnitee's actions constituted willful or wanton misconduct, fraud or gross negligence.

         Section 7.2. Indemnification by Manager. Client and its employees, agents, shareholders, officers, partners, members and Affiliates, together with their respective heirs, executors and administrators (individually, a "CLIENT INDEMNITEE") shall each, to the full extent permitted by law, be indemnified and held harmless by Manager from and against any and all losses, costs, damages, liabilities, expenses (including legal fees and expenses and the cost of any investigation or preparation), judgments, fines, settlements and other amounts arising from or incurred or imposed upon such Client Indemnitee in connection with any claims, demands, actions, suits or other proceedings (whether civil, criminal, administrative or investigative) and any appeal thereof in which such Client Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of the Manager's willful or wanton misconduct, fraud or gross negligence as determined by a court of competent jurisdiction. Provided such judgment, order, settlement or its equivalent does not so hold, the termination of a proceeding by judgment, order, settlement or its equivalent, shall not, of itself, create a presumption that Manager's actions constituted willful or wanton misconduct, fraud or gross negligence.

         Section 7.3. The indemnification provided by this Article 7 shall be in addition to any other rights to which Indemnitees or Client Indemnitee may be entitled under any agreement, as a matter of law, or otherwise.

         8. Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered (a) on the date personally delivered, as evidenced by an executed receipt, (b) two business days after its delivery by certified mail, return receipt requested, (c) one business day after deposit with a nationally recognized overnight courier or (d) one business day following delivery by facsimile provided a confirmation is obtained and provided further a duplicate of such item is furnished in accordance with (a), (b) or (c) above within two business days after its delivery by facsimile, if addressed to the respective Parties as follows:

         If to Client, each of:

         Strategic Hotel Capital, L.L.C.
         c/o Goldman, Sachs & Co.
         100 Crescent Court
         Suite 1000
         Dallas, Texas 75201
         Attn: Todd Giannoble
         Facsimile: (214) 855-6305

         and

         Strategic Hotel Capital, L.L.C.
         c/o Prudential Investments
         8 Campus Drive
         Parsippany, New Jersey 07054
         Attn: Rick Romano
         Facsimile: (973) 734-1475

         If to Manager:

         SHC DTRS, Inc.
         c/o Strategic Hotel Capital, Inc.
         77 West Wacker Drive
         Suite 4600
         Chicago, Illinois 60601
         Attn.:  General Counsel
         Facsimile:  (312) 658-5799

Each of Manager and Client may change its address by giving notice in writing to the other Party stating its new address. Commencing on the tenth (10th) day after giving such notice, such newly designated address shall be such Party's address for purposes of all notices or other communications required or permitted to be given pursuant to this Agreement.

         9. Assignment.

         Section 9.1. Assignment by Client. Client may not assign its rights or obligations under this Agreement in whole or in part without the prior written consent of Manager, which consent may be withheld in Manager's sole and absolute discretion. Notwithstanding the foregoing, Client may dispose of any Hotel or Hotels or any interest in a Hotel or Hotels pursuant to a Hotel Disposition without the consent of Manager, in which event this Agreement shall terminate solely with respect to such Hotel or Hotels.

         Section 9.2. Assignment by Manager. Manager may not assign its rights or obligations under this Agreement in whole or in part without the prior written consent of Client, which consent may be withheld in Client's sole and absolute discretion. Notwithstanding the foregoing, without Client's consent, Manager may assign its rights to receive payment of the Asset Management Fee from Client and Manager may delegate any or all of its obligations under this Agreement to any Affiliate of Manager provided that Manager shall remain liable for the performance of such obligations.

         10. GENERAL

         Section 10.1. No Exclusivity. Manager shall not be bound to perform the Services exclusively for Client and may perform services, whether similar to the Services performed for Client or otherwise, for itself or for any other entity.

         Section 10.2. Disclosure. The matters set forth in this Agreement and all statements, reports, projections, and other information or data that is marked "confidential" ("CONFIDENTIAL INFORMATION") and provided by a Party in connection with the performance of its obligations under this Agreement are strictly confidential and each party will make every effort to ensure that Confidential Information is not disclosed to any Person without the prior written consent of the other Party; provided, however, that each of the Parties shall be permitted to disclose this Agreement or such facts regarding this Agreement as may be required by law or regulation, including rules of the Securities and Exchange Commission, or to the extent disclosure may be advised by counsel to comply with any such law or regulation.

         Section 10.3. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof.

         Section 10.4. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         Section 10.5. Limitation of Liability. Notwithstanding anything to the contrary contained herein, the liability of Client hereunder shall be limited to the assets of Client and no member of Client or any of their Affiliates or their unaffiliated companies, officers, directors, shareholders or any other Person, disclosed or undisclosed, shall be personally liable hereunder. Notwithstanding anything to the contrary contained herein, the liability of Manager hereunder shall be limited to the assets of Manager and those of its parent company, Strategic Hotel Funding, L.L.C., and no Affiliate of Manager (other than Strategic Hotel Funding, L.L.C.) or its unaffiliated companies, officers, directors, shareholders or any other Person, disclosed or undisclosed, shall be personally liable hereunder.

         Section 10.6. Manager as Independent Contractor. For all purposes of this Agreement, Manager shall be an independent contractor and not an employee or dependent agent of Client, and nothing in this Agreement shall be construed as making Client a co-venturer with Manager or any Affiliate of Manager. If Manager executes any third-party agreement on behalf of Client with respect to any matter, Manager shall execute such third-party agreement, "SHC DTRS, Inc., on behalf of Strategic Hotel Capital, L.L.C." To the extent Client negotiates any third party agreement which shall be signed by Manager on behalf of Client, Client shall use commercially reasonable efforts to include a provision in such third party agreement stating, in substantially similar terms, that "Manager is executing this agreement on behalf of Client and not as a principal, and Manager shall have no personal liability with respect to the foregoing."

         Section 10.7. No Waiver. No consent or waiver, express or implied, by a Party of any breach or default by any other Party in the performance by such other Party of its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Party of the same or any other obligation of such other Party under this Agreement. Failure on the part of a Party to complain of any act or failure to act of another Party or to declare another Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first mentioned Party of its rights under this Agreement.

         Section 10.8. Further Assurances. The Parties agree to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments, powers of attorney and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of any other Party, may be necessary or advisable to carry out the intent and purpose of this Agreement.

         Section 10.9. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon the Parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of the Parties only to the extent that they are permitted successors and permitted assigns pursuant to the terms of this Agreement, and only if such permitted successors or permitted assigns contractually agree with the other Parties to be bound by the obligations of the assigning Party under this Agreement.

         Section 10.10. Amendments. This Agreement may not be modified, changed, or amended except with the prior written consent of Client and Manager.

         Section 10.11. Severability. If any term or provision of this Agreement is finally held to be invalid, illegal or unenforceable, (x) the remaining terms and provisions of this Agreement shall be unimpaired and (y) the invalid, illegal, or unenforceable term or provision shall be deemed replaced by a term or provision that is legal, valid, and enforceable and that comes closest to expressing the intention of the illegal, invalid, or unenforceable term or provision.

         Section 10.12. Remedies Not Exclusive. The rights available to the Parties under this Agreement and at law shall be deemed to be several and not dependent on each other and each such right shall be accordingly construed as complete in itself and not by reference to any other such right. Any one or more and/or any combination of any such rights may be exercised by a Party from time to time and no such exercise shall exhaust the right or preclude the other Parties from exercising any one or more of such rights or combinations of rights from time to time thereafter or simultaneously. Notwithstanding the foregoing, the indemnity obligations set forth in Section 7 hereof shall in all events govern the indemnity obligations of each Party to the other Party.

         Section 10.13. Subordination. Manager acknowledges and agrees that any payment due to Manager under this Agreement shall be in all respects subordinate (to the extent required by the relevant lender) to the payment obligations set forth in any financing agreements (as such agreements may be amended from time to time) entered into on or after the Commencement Date by Client and/or Client's Affiliate(s), and Manager shall execute and deliver, promptly upon request by Client, all subordination agreements and other instruments or documents that may be required by Client (or any lender to Client and/or any lender to Client's Affiliate(s)) to evidence or effectuate such subordination. For the avoidance of doubt, the Parties acknowledge that the obligations of Client hereunder are solely the obligations of Client and not of its subsidiaries.

         Section 10.14. Applicable Law. This Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of New York, without regard to conflict of law provisions thereof.

         Section 10.15. Arbitration. Except as otherwise expressly provided, in the event a dispute should arise concerning the interpretation or application of any of the provisions of this Agreement, the Parties agree that the dispute shall be submitted to arbitration by the American Arbitration Association under its then prevailing rules. The arbitration tribunal shall be formed of three (3) arbitrators each of which shall have at least five (5) years' experience in hotel operation, management or ownership, one (1) to be appointed by each of Client and Manager and the third (3rd) to be appointed by the American Arbitration Association. The arbitration shall take place in Chicago, Illinois and shall be conducted in English. The arbitration award shall be final and binding upon the Parties and subject to no appeal, and shall deal with the question of costs of arbitration and all matters related thereto. Judgment upon the award rendered may be entered into any court having jurisdiction, or applications may be made to such court for an order of enforcement. Any arbitration under this Section 10.15 shall be submitted within three (3) months following the notice which triggers the arbitration, and shall be concluded within one (1) year thereafter. In the event either of the foregoing deadlines are missed, either Party may proceed to commence a court proceeding to resolve the dispute.

         Section 10.16. No Third-Party Rights. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their successors and permitted assigns.

         Section 10.17. Headings and Captions. The headings and captions contained in this Agreement are for convenience only and do not constitute part of this Agreement and shall not affect in any way the construction, meaning, or interpretation of this Agreement.

                              [Signatures follow.]

                  IN WITNESS WHEREOF, Manager and Client have executed this Agreement as of the date and year first above written.

                                       MANAGER:

                                       SHC DTRS, INC.


                                       By: _______________________________
                                            Name:
                                            Title:



                                       CLIENT:

                                       STRATEGIC HOTEL CAPITAL, L.L.C.


                                       By: _______________________________
                                            Name:
                                            Title: